Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Vonage Holdings Corp.
23 Main Street
Holmdel, NJ 07733

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 acquisition of Nexmo of our reports dated February 12, 2016, relating to the consolidated financial statements, the effectiveness of Vonage Holdings Corp.’s internal control over financial reporting, and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

BDO USA, LLP
Woodbridge, NJ
June 29, 2016